Exhibit 99.1

Consent of Rothschild & Co Inc.

MasterBrand, Inc.

3300 Enterprise Parkway, Suite 300

Beachwood, Ohio 44122

Attention: Board of Directors

RE: Joint Proxy Statement/Prospectus, which forms a part of the Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of MasterBrand, Inc. (“MasterBrand”), relating to the proposed transaction between MasterBrand and American Woodmark Corporation

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated August 5, 2025 to the Board of Directors of MasterBrand as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY – Opinion of MasterBrand’s Financial Advisor,” “THE MERGER – Background of the Merger,” “THE MERGER – Recommendation of the MasterBrand Board of Directors; MasterBrand’s Reasons for the Merger,” and “THE MERGER – Opinion of MasterBrand’s Financial Advisor.” The foregoing consent applies only to the Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated: September 23, 2025

/s/ Rothschild & Co Inc.

ROTHSCHILD & CO US INC.